EXHIBIT 99.1

PRESS RELEASE

Contact:	John Simmons, VP & CFO Stewart & Stevenson Services, Inc. 713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES REPORTS

FISCAL 2003 THIRD QUARTER RESULTS

GAAP EPS from Continuing Operations was a Loss of $0.54

Net EPS from Continuing Operations before Special Charges was a Loss of $0.25

HOUSTON – DECEMBER 3, 2003 – Stewart & Stevenson Services, Inc. (NYSE: SVC) today announced results for the fiscal third quarter ended November 1, 2003.  Sales for the third quarter of fiscal 2003 were $290.0 million compared to sales of $296.6 million in the same period a year ago.  The company reported a net loss from continuing operations in the third quarter of fiscal 2003 of $15.5 million, or $0.54 per diluted share, compared to net earnings from continuing operations of $5.0 million, or $0.17 per diluted share, in the prior year’s third quarter.  Excluding the special charges described below, the net loss from continuing operations for the third quarter of fiscal 2003 totaled $7.2 million, or $0.25 per diluted share.

Special charges for the third quarter of fiscal 2003 totaled $13.3 million before taxes, and included costs associated with the planned exit of the turnkey engineering, procurement and construction activities within the Distributed Energy Solutions business, the write-down of inventory levels in the Airline Products segment, employee separation costs at the corporate level, and continued costs related to the consolidation of manufacturing operations in the Engineered Products Division.  These expenses reduced earnings by $8.3 million after tax, or $0.29 per diluted share.

Max L. Lukens, Chairman and Interim Chief Executive Officer, stated, “The results for the third quarter were heavily impacted by issues involving the Distributed Energy Solutions business.  In addition to the costs related to the exit of turnkey activities mentioned above, we experienced significant operating losses related to additional costs to complete certain existing turnkey projects.  The Distributed Energy Solutions business reported pre-tax losses during the quarter of $20.9 million, or $0.45 per diluted share.  We are taking appropriate actions to address the ongoing losses in this business by exiting the turnkey portion of that business.  Through the transition process, we will continue to service existing customers and fulfill our contractual obligations.”

Segment Data

The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $110.0 million in the third quarter of fiscal 2003 compared to $113.7 million a year ago.  Operating profit for the quarter totaled $16.8 million, compared with $18.4 million in the third quarter of 2002.  The decreased operating profit was primarily driven by product mix, with a higher proportion of lower-priced option trucks in the third quarter of fiscal 2003 as compared to the same period of fiscal 2002.

The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded third quarter 2003 sales of $127.7 million, compared to $127.9 million in the same period of 2002.  Lower equipment sales were largely offset by increases in parts and service sales.  Operating loss for the third quarter of fiscal 2003 totaled $6.0 million compared to a $5.0 million operating loss in the third quarter of fiscal 2002.  The higher operating loss in the third quarter of fiscal 2003 compared to the same period of fiscal 2002 was primarily driven by higher operating costs.

The Engineered Products Division is comprised of the Petroleum Equipment, Distributed Energy Solutions and Utilities Equipment businesses.   Sales for Engineered Products totaled $36.7 million in the third quarter of fiscal 2003, compared to $38.5 million in the same period of the prior year.  Increased sales of petroleum equipment and utilities equipment were offset by substantially lower revenues in the Distributed Energy Solutions business.  The Engineered Products Division incurred a $22.2 million operating loss of which $20.9 million was comprised of the loss in the Distributed Energy Solutions business in the third quarter of fiscal 2003.  This compares to an operating profit of $0.3 million in the third quarter of fiscal 2002.

The Airline Products segment, which manufactures airline ground support products, recorded sales of $14.4 million in the third quarter of 2003, compared with $14.7 million in the same quarter of fiscal 2002.  The operating loss in this segment for the third quarter of fiscal 2003 totaled $6.6 million, including a $3.1 million non-cash charge to write down   inventory to expected realizable value in connection with management’s decision to liquidate certain inventory in the current market environment, as compared to an operating loss of $2.0 million in the third quarter of fiscal 2002.  In addition to the lower volume, operating expenses were higher in the third quarter of fiscal 2003 compared to the prior year.

Other

The balance in cash and cash equivalents was $ 54.3 million at quarter end, a decrease of $26.1 million during the third quarter.  The net cash usage in the quarter was primarily related to lower earnings, the scheduled payment to fund the company defined benefit pension plan,   ongoing capital expenditures and the payment of the quarterly dividend.  Total debt at the end of the third quarter was $28.9 million.

Strategic Review Update

“We recognize our consolidated corporate returns are not at appropriate levels, and we are not waiting for a recovery in our markets to take appropriate actions,” Mr. Lukens stated.  “Our strategic focus is return on capital.  Our first step in executing this strategy is to move each business segment to a level of profitability that exceeds its cost of capital, first by addressing the quality of its revenue stream and second by reducing costs.  If we do not believe that a business activity can achieve the intended results in a reasonable time frame, then we will consider exiting such business activity.

“In the third quarter, we made such a determination in the Distributed Energy Solutions business and took action to exit the turnkey portion of the business, where the majority of our historical losses in that business have occurred,” continued Mr. Lukens.  “Additionally, in the fourth quarter we have realigned the organizational structure of our Power Products business by consolidating eleven geographic areas into five.  We believe that this new structure will help to improve customer focus, increase quality and efficiency, and achieve significant cost savings.  In addition, we are nearing completion of our assessment of our product offerings and facilities to determine any further actions that may be taken.  Some of these actions will likely impact results of operations in the fourth quarter of fiscal 2003.  We believe the actions we are taking across the company over the next few quarters will result in improved operating results going forward.”

Conference Call

Stewart & Stevenson Services has scheduled a conference call today at 11:00 a.m. Eastern Time to review third quarter results.  Please dial 303-262-2075 and ask for the Stewart & Stevenson call at least 10 minutes prior to the start time or log onto the company’s home page at http://www.ssss.com under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through December 10, 2003, and may be accessed by dialing 303-590-3000 and using pass code 560677. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial and energy-related equipment; oilfield and airline ground support equipment; and medium tactical vehicles to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts,  risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to cost controls, risks as to information technology,  risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters,  risks as to distributorships, risks as to licenses, and credit risks,  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	November 1, 2003	November 2, 2002	November 1, 2003	November 2, 2002
	(Unaudited)		(Unaudited)

Sales	$290,039	$296,582	$892,662	$881,287
Cost of sales	272,951	253,585	794,033	752,661

Gross profit	17,088	42,997	98,629	128,626

Selling and administrative expenses	41,606	34,549	113,430	105,036
Pension curtailment expense	—	—	2,400	—
Interest expense	640	1,161	2,576	3,131
Interest and investment income	(142)	(485)	(1,201)	(1,197)
Other income, net	(50)	(31)	(526)	(545)
	42,054	35,194	116,679	106,425

Earnings (loss) from continuing operations before income taxes	(24,966)	7,803	(18,050)	22,201
Income tax provision (benefit)	(9,468)	2,814	(7,439)	7,709
Net earnings (loss) from continuing operations before cumulative effect of change in accounting principle	(15,498)	4,989	(10,611)	14,492
Income (loss) from discontinued operations, net of tax of $(451), $(583), $(1,162) and $(3,831)	57	(1,223)	(925)	(7,826)
Loss from disposal of discontinued operations, net of tax of $(2,705)	—	—	—	(5,551)
Cumulative effect of change in accounting principle, net of tax of $(1,798)	—	—	—	(3,682)
Net earnings (loss)	$(15,441)	$3,766	$(11,536)	$(2,567)

Weighted average shares outstanding:
Basic	28,600	28,490	28,538	28,475
Diluted	28,600	28,585	28,538	28,701

Earnings (loss) per share:
Basic:
Continuing operations before cumulative effect	$(0.54)	$0.18	$(0.37)	$0.51
Income (loss) from discontinued operations, net	—	(0.04)	(0.03)	(0.47)
Cumulative effect of change in accounting principle	—	—	—	(0.13)
Net earnings (loss) per share	$(0.54)	$0.13	$(0.40)	$(0.09)

Diluted:
Continuing operations before cumulative effect	$(0.54)	$0.17	$(0.37)	$0.50
Income (loss) from discontinued operations, net	—	(0.04)	(0.03)	(0.47)
Cumulative effect of change in accounting principle	—	—	—	(0.13)
Net earnings (loss) per share	$(0.54)	$0.13	$(0.40)	$(0.09)

Cash dividends per share	$0.085	$0.085	$0.255	$0.255

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three Months Ended		Nine Months Ended
	November 1, 2003	November 2, 2002	November 1, 2003	November 2, 2002
	(Unaudited)		(Unaudited)
Sales
Tactical Vehicle Systems	$110,036	$113,715	$329,378	$334,581
Power Products	127,712	127,858	378,887	410,656
(1) Engineered Products	36,723	38,533	133,688	86,845
Airline Products	14,379	14,737	46,975	42,807
Other Business Activities	1,189	1,739	3,734	6,398
Total Sales	$290,039	$296,582	$892,662	$881,287

Operating Profit (Loss)
Tactical Vehicle Systems	$16,786	$18,442	$51,852	$48,933
Power Products	(5,971)	(4,958)	(14,018)	(1,351)
(1) Engineered Products	(22,236)	287	(28,790)	(7,545)
Airline Products	(6,639)	(1,987)	(9,343)	(5,194)
Other Business Activities	(565)	(395)	(1,613)	(221)
Total Operating Profit (Loss)	(18,625)	11,389	(1,912)	34,622

Corporate expenses, net	(5,843)	(2,910)	(12,363)	(10,487)
Pension curtailment expense	—	—	(2,400)	—
Interest and investment income	142	485	1,201	1,197
Interest expense	(640)	(1,161)	(2,576)	(3,131)

Earnings (loss) from continuing operations before income taxes	$(24,966)	$7,803	$(18,050)	$22,201

Operating Profit (Loss) Percentage
Tactical Vehicle Systems	15.3%	16.2%	15.7%	14.6%
Power Products	(4.7)	(3.9)	(3.7)	(0.3)
Engineered Products	(60.6)	0.7	(21.5)	(8.7)
Airline Products	(46.2)	(13.5)	(19.9)	(12.1)
Other Business Activities	(47.5)	(22.7)	(43.2)	(3.5)
Consolidated	(6.4)%	3.8%	(0.2)%	3.9%

(1) Components within Engineered Products Group:

Sales
Petroleum Equipment	$23,507	$18,405	$81,346	$33,715
Distributed Energy Solutions	7,616	18,285	40,718	47,900
Utilities Equipment	5,600	1,843	11,624	5,230
	$36,723	$38,533	$133,688	$86,845

Operating Profit (Loss)
Petroleum Equipment	$(688)	$350	$1,545	$(1,741)
Distributed Energy Solutions	(20,923)	635	(27,895)	(3,618)
Utilities Equipment	(625)	(698)	(2,440)	(2,186)
	$(22,236)	$287	$(28,790)	$(7,545)

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

	November 1, 2003	January 31, 2003
	(Unaudited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$54,299	$107,994
Accounts and notes receivable, net	144,990	151,839
Recoverable costs and accrued profits not yet billed	48,623	11,668
Inventories	225,343	244,416
Excess of current cost over LIFO values	(43,971)	(42,785)
Deferred income tax asset	20,567	16,126
Other current assets	13,428	3,967
Total assets of discontinued operations	9,566	14,404
Total Current Assets	472,845	507,629

Property, Plant and Equipment, net	122,223	118,964
Deferred Income Tax Asset	11,565	11,754
Intangibles and Other Assets, net	15,288	14,288
Total Assets	$621,921	$652,635

Liabilities and Shareholders’ Equity
Current Liabilities:
Notes payable	$2,320	$1,454
Current portion of long-term debt	250	30,250
Accounts payable	63,792	60,159
Accrued payrolls and incentives	19,669	17,408
Billings in excess of incurred costs	68,206	62,568
Other current liabilities	41,056	29,537
Total liabilities of discontinued operations	3,865	4,092
Total Current Liabilities	199,158	205,468

Long-Term Debt, net	26,330	26,531
Accrued Postretirement Benefits and Pension	47,550	54,681
Other Long-Term Liabilities	4,058	3,947
Total Liabilities	277,096	290,627
Shareholders’ Equity:
Common stock, without par value, 100,000,000 shares authorized; 28,610,914 and 28,490,849 shares issued, respectively	56,707	54,843
Accumulated other comprehensive loss	(21,942)	(21,703)
Retained earnings	310,060	328,868
Total Shareholders’ Equity	344,825	362,008
Total Liabilities and Shareholders’ Equity	$621,921	$652,635

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Nine Months Ended
	November 1, 2003	November 2, 2002	November 1, 2003	November 2, 2002
	(Unaudited)		(Unaudited)
Operating Activities
Net earnings (loss)	$(15,441)	$3,766	$(11,536)	$(2,567)
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Net loss (income) from discontinued operations	(57)	1,223	925	13,377
Cumulative effect of change in accounting principle	—	—	—	3,682
Depreciation and amortization	5,867	5,512	17,088	15,936
Provision for excess and obsolete inventory	7,800	—	7,800	—
Change in operating assets and liabilities net of the effect of acquisitions and discontinued operations:
Accounts and notes receivable, net	5,820	(1,319)	6,517	20,060
Recoverable costs and accrued profits not yet billed	(4,134)	(7,440)	(36,955)	(12,208)
Inventories	5,981	1,409	13,354	(11,289)
Other current and noncurrent assets	(7,468)	4,978	(14,346)	13,677
Accounts payable	(10,328)	(8,699)	3,633	(31,714)
Accrued payrolls and incentives	4,896	6,134	2,607	1,905
Billings in excess of incurred costs	(3,405)	10,890	5,638	39,003
Other current liabilities	6,719	3,508	11,663	11,900
Accrued postretirement benefits and pension	(10,422)	1,673	(7,138)	3,692
Other long-term liabilities	(23)	(2,884)	(263)	(3,632)
Net Cash Provided By (Used In) Continuing Operations	(14,195)	18,751	(1,013)	61,822
Net Cash Provided By Discontinued Operations	194	8,288	3,684	3,803
Net Cash Provided By (Used In) Operating Activities	(14,001)	27,039	2,671	65,625

Investing Activities
Expenditures for property, plant and equipment	(9,052)	(5,942)	(20,602)	(22,744)
Acquisition of businesses	(965)	—	(1,374)	—
Disposal of property, plant and equipment, net	157	1,100	749	2,452
Net Cash Used In Investing Activities	(9,860)	(4,842)	(21,227)	(20,292)

Financing Activities
Change in short-term notes payable	(226)	(448)	866	(1,481)
Payments on long-term borrowings	(250)	(250)	(30,250)	(250)
Dividends paid	(2,428)	(2,422)	(7,273)	(7,257)
Proceeds from exercise of stock options	622	9	1,518	644
Net Cash Used In Financing Activities	(2,282)	(3,111)	(35,139)	(8,344)

Increase (decrease) in cash and cash equivalents	(26,143)	19,086	(53,695)	36,989
Cash and cash equivalents, beginning of period	80,442	99,341	107,994	81,438
Cash and cash equivalents, end of period	$54,299	$118,427	$54,299	$118,427

Cash Paid For:
Interest	$83	$172	$2,508	$2,706
Income taxes (excluding refunds)	517	1,083	3,528	3,617

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SELECTED OTHER INFORMATION

Continuing Operations

	ORDER BACKLOG
($ Millions)	August 3, 2002	November 2, 2002	January 31, 2003	May 3, 2003	August 2, 2003	November 1, 2003

Tactical Vehicle Systems	$496.9	$388.9	$659.5	$650.1	$627.1	$550.9	*

Power Products	56.9	50.3	38.7	39.9	45.8	51.7

Distributed Energy Solutions	33.8	24.2	42.5	34.6	30.0	23.0

Utilities Equipment	0.7	0.9	0.7	4.2	5.1	1.5

Petroleum Equipment	45.0	44.3	64.6	62.8	35.2	20.8

Airline Products	3.1	3.3	1.0	4.9	2.5	4.6

	$636.4	$511.9	$807.0	$796.5	$745.7	$652.5

TACTICAL VEHICLE SYSTEMS UNIT DELIVERIES

	Fiscal 2002
	1Q	2Q	3Q	4Q	Total

Trucks	612	565	571	618	2,366

Trailers	135	127	145	137	544
	747	692	716	755	2,910

Sales (millions)	$116	$105	$114	$116	$451

	Fiscal 2003
Estimated Unit Deliveries	1Q	2Q	3Q	4Q*	Total*

Trucks	631	644	585	619	2,479

Trailers	132	126	121	130	509
	763	770	706	749	2,988

Estimated Sales (millions)	$111	$108	$110	$111	$440

*Based on current US Army forecast and other data.

See cautionary statements above for important information regarding forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)

For the Three-Month Period Ended November 1, 2003

(In thousands, except per share data)

	Segment		Cost of sales	Selling and administrative expenses	Earnings before income taxes	Net earnings	Diluted EPS from continuing operations

Continuing operations, in accordance with GAAP			$272,951	$41,606	$(24,966)	$(15,498)	$(0.54)

Adjustments to exclude certain special charges from GAAP measures:
Costs associated with exit of turnkey engineering, procurement and construction activities	Distributed Energy		4,700	1,411	6,111	3,811
Provision for excess and obsolete inventory	Airline Products		3,100	—	3,100	1,933
Costs associated with restructuring activities	Corporate	(b)	—	2,865	2,865	1,787
	Power Products	(b)	—	236	236	147
	Petroleum Equipment	(c)	—	285	285	178
	Utilities Equipment	(c)	—	229	229	143
	Distributed Energy	(c)	—	508	508	317

Total adjustments for special charges			7,800	5,534	13,334	8,316	0.29

Continuing operations, excluding special charges			$265,151	$36,072	$(11,632)	$(7,182)	$(0.25)

(a)  To supplement our consolidated condensed financial statements presented on a GAAP basis, the company uses non-GAAP additional measures of earnings from continuing operations, net earnings, and earnings per share adjusted to exclude certain costs it believes appropriate to enhance an overall understanding of the company’s past performance and its prospects for the future.  These adjustments to our GAAP results are made with the intent of providing a more complete understanding of the underlying operational results and trends.  The presentation of this additional information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

(b)  Employee separation costs.

(c)  Costs related to the consolidation of manufacturing operations in the Engineered Products Division.